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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-75468, No. 33-75474 and No. 333-18615) and the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-95898, No. 33-94596 and No. 333-8455) of Danka Business Systems PLC of our report dated February 26, 1997 relating to the combined financial statements of the Office Imaging Sales and Services Business, appearing on page 5 of the Current Report on Form 8-K/A of Danka Business Systems PLC dated March 12, 1997.




/S/ Price Waterhouse LLP

Price Waterhouse LLP
Rochester, New York
March 12, 1997